UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2022

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 6th Avenue	New York	New York	10013
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry Into or Amendment of a Material Definitive Agreement.
On March 29, 2022, DigitalOcean Holdings, Inc. (the “Company”), DigitalOcean, LLC, a wholly-owned subsidiary of the Company, the lenders party thereto and KeyBank National Association, as administrative agent, entered into a Third Amended and Restated Credit Agreement (the “Third A&R Credit Agreement”), which amends and restates the Company’s existing Second Amended and Restated Credit Agreement, dated as of February 13, 2020 (as amended by Amendment No. 1 and Incremental Term Loan Assumption Agreement, dated as of March 18, 2020, and Amendment No. 2 to Credit Agreement, dated as of November 15, 2021, the “Existing Credit Agreement”).

The Third A&R Credit Agreement amends the Existing Credit Agreement to, among other modifications, (i) remove the Term Loan component of the credit facility, which had been previously repaid in full; (ii) increase the maximum borrowing limit of the revolving credit facility thereunder (the “Revolving Credit Facility”) from $150 million to $250 million; (iii) extend the maturity date of the Revolving Credit Facility from February 2025 to the earlier of (A) the fifth anniversary of the closing date of the Third A&R Credit Agreement and (B) 90 days before the maturity date applicable to any outstanding convertible notes issued by the Company in an aggregate principal amount equal to or greater than $100 million; (iv) replace the existing maximum total net leverage ratio financial covenant with a maximum senior secured net leverage ratio financial covenant of 3.50x; (v) eliminate the financial covenant requirement of maintaining a minimum debt service coverage ratio; (vi) replace the benchmark reference rate for U.S. Dollar loans from LIBOR to the forward-looking term rate based on the secured overnight financing rate plus a customary adjustment (“Adjusted Term SOFR”) and include provisions for foreign currency rates in connection with the extension of foreign currency loans; (vii) join foreign subsidiaries of the Company as foreign subsidiary guarantors and pledge 100% of the equity interests of such subsidiaries as collateral; and (viii) effect certain additional modifications to the covenants and terms set forth in the Existing Credit Agreement (including, among others, expanding the scope of permitted investments in cash equivalents and increasing the basket for stock buybacks, subject to certain conditions, as applicable).

Furthermore, the per annum interest rate applicable to any principal amounts outstanding under the Third A&R Credit Agreement for U.S. Dollar loans will be equal to (i) Adjusted Term SOFR plus (ii) an applicable margin varying from 1.25% to 2.00%, subject to a pricing grid based on the senior secured net leverage ratio. The Third A&R Credit Agreement provides for an annual commitment fee varying from 0.20% to 0.30%, also subject to a pricing grid based on the senior secured net leverage ratio, applied to the average daily unused amount of the Revolving Credit Facility. In comparison, the Existing Credit Agreement provided for a per annum interest rate for U.S. Dollar loans equal to: (a) LIBOR plus an applicable margin varying from 2.00% to 4.00%, subject to a pricing grid based on the total net leverage ratio, and (b) an annual commitment fee varying from 0.25% to 0.40%, also subject to a pricing grid based on the total net leverage ratio, applied to the average daily unused amount of the existing facility thereunder.

The Third A&R Credit Agreement contains restrictions and covenants applicable to the Company and its subsidiaries that are customary for financings of this type and, except as set forth above, which are substantially similar to the Existing Credit Agreement. The Third A&R Credit Agreement also includes other representations, warranties, indemnities, and events of default that are customary for financings of this type, and, except as set forth above, which are substantially similar to the Existing Credit Agreement.

The Third A&R Credit Facility is secured by a first-priority security interest in substantially all of the assets of the Company and its subsidiaries.

The foregoing summary of certain terms of the Third A&R Credit Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third A&R Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 28, 2022, the Company appointed Adrienne Calderone as Senior Vice President, Chief Accounting Officer. Ms. Calderone will assume the roles and responsibilities as the Company’s principal accounting officer.

Prior to her promotion, Ms. Calderone, age 54, served as the Company’s Vice President, Finance since November 2018. Previously, Ms. Calderone held senior executive positions at Cotiviti Holdings, Inc., L-1 Identity Solutions, SIRIUS XM

Radio and PanAmSat Corporation. Ms. Calderone received her Bachelor of Science in Accounting from the University of Massachusetts at Amherst – Isenberg School of Management and is a Certified Public Accountant.

Ms. Calderone is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with her appointment as principal accounting officer, Ms. Calderone will execute the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.6 to the Company’s Form S-1 filed on February 25, 2021.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated as of March 29, 2022, between DigitalOcean Holdings, Inc., DigitalOcean, LLC, the lenders party thereto and KeyBank National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 30, 2022	DigitalOcean Holdings, Inc.
		By:	/s/ Alan Shapiro
General Counsel